Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the following:

The use in this Pre-Effective Amendment No.2 to the Registration Statement (No. 333-192857) on Form N-2 of Monroe Capital Corporation (the Company) of our report dated March 7, 2014, relating to our audit of the consolidated financial statements appearing in the Preliminary Prospectus, which is part of this Registration Statement.

The incorporation by reference in this Pre-Effective Amendment No.2 to the Registration Statement (No. 333-192857) on Form N-2 of Monroe Capital Corporation (the Company) of our report dated March 7, 2014, relating to the Senior Securities table appearing in the Company’s Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-192857) on Form N-2 filed on March 11, 2014.

The reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Selected Consolidated Financial Data” in such Preliminary Prospectus.

/s/ McGladrey LLP

Chicago, Illinois

April 16, 2014